EXHIBIT 4.17
SPECIMEN UNIT CERTIFICATE

NUMBER	UNITS
U-

SEE REVERSE FOR
          CERTAIN
     DEFINITIONS
VELOCITY PORTFOLIO GROUP, INC.
CUSIP 92257E 502
UNITS CONSISTING OF ONE SHARE OF COMMON STOCK, ONE CLASS A WARRANT
TO PURCHASE ONE SHARE OF COMMON STOCK, ONE CLASS B WARRANT
TO PURCHASE ONE SHARE OF COMMON STOCK, AND ONE CLASS A WARRANT
TO PURCHASE ONE SHARE OF COMMON STOCK.

THIS CERTIFIES THAT

is the owner of	Units.

     Each Unit (“Unit”) consists of one (1) share (“Share”) of common stock, par value $.001 per share (“Common Stock”), of VELOCITY PORTFOLIO GROUP, INC., a Delaware corporation (the “Company”), one class A warrant (the “Class A Warrant”) to purchase one share of Common Stock for $ per share (subject to adjustment), one class B warrant (the “Class B Warrant”) to purchase one share of Common Stock for $          per share (subject to adjustment), and one class C warrant (the “Class C Warrant” and collectively with the Class A Warrants and Class B Warrants, the “Warrants”) to purchase one share of Common Stock for $          per share (subject to adjustment). Each Warrant will become exercisable on the 5th day following the earlier to occur of: (i) the expiration of the underwriters’ over-allotment option, which is 30 days from the date of the prospectus which forms a part of the Company’s Registration Statement, No. 333-153549 on Form S-1 (ii) the exercise of the over-allotment option in full or (iii) the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to the Company having issued a press release announcing when such separate trading will begin (the “Detachment Date”).
     The Shares and Warrants comprising each Unit represented by this certificate are not separately transferable prior to the Detachment Date.
     The terms of the Warrants are governed by a Warrant Agreement, dated as of [ ], 2009, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.

Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York, 10004, and are available to any Warrant holder on written request and without cost.
This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.
[VELOCITY PORTFOLIO GROUP, INC.]
COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR
BY:
AUTHORIZED OFFICER
By
(SIGNATURE)
CHIEF EXECUTIVE OFFICER
(SEAL)
(SIGNATURE)
PRESIDENT
[REVERSE OF CERTIFICATE]
VELOCITY PORTFOLIO GROUP, INC.
     The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the units, including, as applicable, the Company’s Certificate of Incorporation, By-Laws and all

amendments thereto, the Warrant Agreement and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the corporation), to all of which the holder(s) of this certificate by acceptance hereof assents.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
     TEN COM — as tenants in common
     TEN ENT — as tenants by the entireties
     JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—		Custodian

	(Cust)		(Minor)
under Uniform Gifts to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.
For value received ___________________________ , hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Units represented by the within Certificate, and hereby irrevocably constitute(s) and appoint(s)

Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.
Dated:
Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).